SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2006

NOVATEL WIRELESS, INC.

(Exact name of Registrant as specified in its charter)

COMMISSION FILE: 000-31659

DELAWARE	86-0824673
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

9645 Scranton Road, Suite 205

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 812-3400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

On December 15, 2006, two executive officers of the Company adopted individual written stock trading plans in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Robert M. Hadley, the Company’s Senior Vice President of Worldwide Sales and Marketing, and Slim S. Souissi, the Company’s Senior Vice President & Chief Technology Officer, each adopted a plan. Subject to specified limitations, each plan provides for the non-discretionary periodic sale of a portion of the Company stock held by the individual, including shares issuable upon exercise of stock options, in order to gradually diversify assets for estate planning purposes. The maximum number of shares which could be sold under these programs (assuming all escalating minimum price targets are met) would total approximately 475,000 shares of Company stock over the period commencing on January 1, 2007 and potentially ending on December 31, 2007. The plans were adopted during the Company’s quarterly open trading window and in accordance with its written trading policy. In addition, each executive entering into a plan has agreed to disclose publicly each security transaction effected pursuant to it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Novatel Wireless, Inc.

Date: December 20, 2006	By:	/s/ Dan L. Halvorson
Dan L. Halvorson
Chief Financial Officer and Treasurer, (Principal Financial and Accounting Officer)